WHEREAS, the Board of Directors needs adequate time and appropriate information in order to evaluate any proposal by a shareholder of the Company; and

     WHEREAS, it is in the best interests of the Company for the shareholders to receive complete and timely information, including the Board's recommendation, regarding any proposal for action by the shareholders, and to limit the frequency with which shareholders are asked to consider substantially similar subject matter; and

     WHEREAS, the Board of Directors is authorized to amend the Amended and Restated By-Laws of the Company (the "By-Laws") pursuant to Section 8.05 thereof;

          NOW THEREFORE BE IT

          RESOLVED, that the By-Laws be, and hereby are, amended by the deletion of the current
          Section 4.04 and the addition of a new
          Section 4.04 which shall be and provide as follows:

          "Section 4.04.  Notice of Regular or Special
          Meetings.

               (a)     A special meeting of the
          Shareholders may be called at any time by the Chairman of the Board of Directors, a majority of the Board of Directors, a majority of the Unaffiliated Directors (as defined in the Articles), the President of the Company or at the request, in writing, addressed and delivered to the attention of the Company's Secretary at the principal executive offices of the Company and made in accordance with Section 4.09 of these By-
          Laws, of the record owners of ten percent
          (10%) of the aggregate number of Shares of the Company outstanding and entitled to vote.

               (b)   Business transacted at any special
          meeting of Shareholders will be limited to the purpose or purposes expressly stated in the notice of that meeting. Such purposes shall be stated with specificity in the notice of each such special meeting and may not include generalizations such as "any other business as may properly be brought before the meeting."

               (c)     If a special meeting of Shareholders
          is requested by Shareholders pursuant to paragraph
          (a) of this Section 4.04 for purposes any of which are the same as or substantially related to any of the purposes of a special meeting of Shareholders previously held at the request of Shareholders pursuant to paragraph (a) of this Section 4.04, such subsequently-requested special meeting shall not be held until after the first anniversary of the date on which the previous special meeting was held.

               (d)    Written  notice  specifying   the
          place, day and hour of any annual or special meeting of Shareholders, the purposes of the meeting, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail or telegraph, charges prepaid, to his address appearing on the books of the Company or theretofore given by him to the Company for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Company is situated. It shall be the duty of the Secretary to give notice of each Annual
          Meeting of the Shareholders and of each
          special meeting to be held on call of the Company's Board of Directors at least fifteen
          (15) days and not more than sixty (60) days before the date on which it is to be held, subject to any longer notice period required by law.

               (e)   Whenever a request to call a
          special meeting of Shareholders has been duly made other than by the Company's Board of Directors, it shall be the duty of the Board of Directors to fix the date and hour thereof, which date shall be not less than twenty (20) days and not more than ninety
          (90) days after the receipt of such request if the request has been delivered in person or after the date of mailing the request, as the case may be, and to give notice of such special meeting no fewer than ten (10) and no more than sixty (60) days before the meeting date. If the date of such special meeting is not so fixed and notice thereof not given within eighty (80) days after the date of the Company's receipt of the request, the date and hour of such meeting may be fixed by the Person or Persons calling or requesting the meeting and notice thereof shall be given by such Person or Persons not less than twenty
          (20) nor more than sixty (60) days before the date on which the meeting is to be held."

          RESOLVED, that the By-laws be, and hereby are, amended by the addition of a new Section
          4.09 which shall be and provide as follows:

          "Section 4.09.   Shareholder  Proposals   and
                           Requests for Special Meetings.

               (a)   Nominations for the election of
          Directors and proposals for any new business to be taken up at any annual meeting of Shareholders may be made by the Board of Directors of the Company or by any Shareholder of the Company entitled to vote.
          In order for a Shareholder of the Company to make any such nomination or proposal, the Shareholder shall give notice thereof in writing, delivered or mailed by first class
          United States mail, postage prepaid, to the Secretary of the Company not less than sixty
          (60) days nor more than ninety (90) days prior to the date of any such meeting, (which date shall be determined without giving effect to any adjournment of the meeting);
          provided, however, that if the date of an annual meeting of Shareholders is publicly announced less than 70 days prior to such date, the time by which a Shareholder must give such written notice shall be the close of business on the tenth day following the date of first public announcement of the date of the annual meeting.

               (b)  Any written request by Shareholders
          for a special meeting of Shareholders
          pursuant to Section 4.04 of the By-Laws and any notice of a nomination or proposal pursuant to paragraph (a) of this Section
          4.09 shall include or be accompanied by a written statement which shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation
          14A under the Securities Exchange Act of
          1934, as amended (the "Exchange Act")
          (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the Shareholder or Shareholders proposes to bring before the meeting, a concise description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner or owners, if any, on whose behalf the proposal is made; and (iii) as to each the Shareholder giving the notice and beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Company's books, and of such beneficial owner and (y) the number of each class of shares of the Company which are owned beneficially and of record by such Shareholder and such beneficial owner.

               (c)   Notwithstanding  anything in the
          second sentence of paragraphs (a) or (b) of this Section 4.09 to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice required by this Section 4.09 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive officers of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

               (d)   (i)   Only such persons who are
          nominated in accordance with the procedures set forth in this Section 4.09 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4.09.
          The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 4.09 and, if any proposed nomination or business is not in compliance with this Section 4.09, to declare that such defective nomination or proposal be disregarded.

          (ii)   For purposes of this Section 4.09,
          "public announcement" shall mean disclosure in a press release reported by the Dow Jones
          News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13,
          14 or 15(d) of the Exchange Act.

          (iii)         Notwithstanding  the  foregoing
          provisions of this Section 4.09, a
          Shareholder shall also comply with all
          applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4.09. Nothing in this
          Section 4.09 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange
          Act.

               (e)   The chairman of any meeting of
          Shareholders may, if the facts warrant,
          determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the Shareholders taking place thirty (30) days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of Shareholders for the purpose of considering such defective nomination or proposal."